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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference herein of our report dated January 29, 1997, except for Note A -- "Significant Accounting Policies -- Principles of Presentation and Consolidation" as to which the date is August
29, 1997 and except for Note V as to which the date is October 27, 1997, on the restated consolidated financial statements of CFX Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, included in CFX Corporation's Current Report on Form 8-K dated as of December 12, 1997, and to the reference to us in Item 5 of the Registration Statement.

                                                     /s/ Wolf & Company, P.C.
                                                     ------------------------
                                                     Wolf & Company, P.C.


Boston, Massachusetts
December 23, 1997